                                                                    EXHIBIT 4.8


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 27, 1998, BETWEEN ADMINISTAFF, INC. (THE "COMPANY") AND AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. (THE "PURCHASER"), A WARRANT AGREEMENT, DATED AS OF MARCH 10, 1998, BETWEEN THE COMPANY AND THE PURCHASER AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 10, 1998, BETWEEN THE COMPANY AND THE PURCHASER, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate No. 4                                             400,000 Warrants

                              Warrant Certificate

                               ADMINISTAFF, INC.

                 This Warrant Certificate certifies that AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (the "Purchaser"), or its registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of ADMINISTAFF, INC., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a share of "Warrant Stock") upon the payment by the Purchaser to the Company of the initial exercise price (the "Exercise Price") of $70, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of shares of Warrant Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Securities Purchase Agreement, dated as of January 27, 1998 (the "Purchase Agreement"), and a Warrant Agreement, dated as of March 10, 1998 (the "Warrant Agreement"), each of which has been duly executed and delivered by the Company and the Purchaser, which Purchase Agreement and Warrant Agreement are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). By acceptance of this Warrant Certificate, the holder hereof agrees to be bound by the Purchase Agreement and the Warrant Agreement. Copies of the Purchase Agreement and the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. The Warrants evidenced by this Warrant Certificate are exercisable at any time and from time to time during the period beginning on the date hereof and ending on the third anniversary of the date hereof (the "Expiration Date").

                 The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby and except as otherwise provided in the Warrant Agreement, there shall be issued by the Company to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and the number of shares of Warrant Stock issuable upon the exercise of each Warrant may, subject to certain conditions, be adjusted. No fractional shares of Warrant Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:   March 10, 1998                   ADMINISTAFF, INC.
         ---------------

                                          By:     /s/ PAUL J. SARVADI
                                               ------------------------------
                                               Name:  Paul J. Sarvadi
                                               Title: President and CEO


                                                         [CORPORATE SEAL]





                                      -3-